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                                                                    Exhibit 99.1


PRESS RELEASE
ALAN MENDELSON TO JOIN VALENTIS BOARD OF DIRECTORS

BURLINGAME, Calif., Feb. 20 /PRNewswire/ -- Valentis, Inc. (Nasdaq: VLTS - news) today announced that Alan Mendelson, a senior partner at Latham & Watkins, a major global law firm, will join the Valentis Board of Directors. Mr. Mendelson will be added to the current Board of Directors, bringing the total to nine people.

"Alan has been involved with Valentis since its founding in 1992," said Benjamin
F. McGraw III, President and CEO of Valentis. "As Chairman of the Board of Directors, I am glad to have even greater access to Alan's significant business expertise, biotechnology experience and strategic skills. These will certainly assist us as our products move through the later stages of clinical testing and as we enter into more corporate collaborations."

Mr. Mendelson is a partner in Latham & Watkins' Silicon Valley office. He joined the firm in May 2000, bringing a wealth of practice and management experience in the areas of corporate and securities law.

Alan's practice is primarily targeted toward the representation of emerging and public growth companies. He has handled and supervised a variety of major business transactions, including venture capital financings on behalf of companies and investors, private placements and public offerings on behalf of companies and leading investment banking firms, mergers and acquisitions, joint ventures and other strategic collaborations, R&D limited partnerships and commercial transactions.

Alan serves as the corporate secretary for many public and private companies and currently serves on the boards of directors of Axys Pharmaceuticals, Aviron, iScribe and US SEARCH.com Inc. From November 1995 through June 1996, Alan served as Acting General Counsel of Cadence Design Systems Inc., a leading EDA software and services company. Previously he served as secretary and acting general counsel of Amgen Inc., a leading biopharmaceuticals company. From 1991 through 1994, Alan served as the President of the Board of Directors of the National Kidney Foundation of Northern California Inc. and is currently a member of the Major Gifts Council for the Foundation for Lucile Packard Children's Health. From 1995 to 1998, he served as a member of the Board of Visitors of the College of Medicine at the University of California, Irvine.

Since 1993, Alan has been listed in editions of "The Best Lawyers in America." He was recognized as one of America's 100 most influential lawyers in the 1994, 1997 and 2000 editions of the National Law Journal and as one of California's 100 most influential lawyers in 1998 and 1999 editions of California Law Business.

Valentis, Inc. is a leader in the field of biopharmaceutical delivery. The Company develops a broad array of products, proprietary technologies and intellectual property and applies its

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preclinical and early clinical development expertise to create novel therapeutics and improved versions of existing marketed biopharmaceuticals. Valentis' core technologies include multiple gene delivery and gene expression systems and PEGylation technologies designed to improve the safety, efficacy and dosing characteristics of genes, proteins, peptides, peptidomimetics, antibodies, replicating and non replicating viruses and liposomes.

The Company focuses its research and development efforts in several therapeutic areas including cardiovascular disorders, oncology, hematology and immunology. These technologies are covered by a broad patent portfolio that includes issued U.S. and European claims. Valentis' commercial strategy is to enter into corporate collaborations for full-scale clinical development and marketing and sales of products. Additional information about Valentis and copies of press releases can be found at the company's homepage at www.valentis.com.

Statements in this press release that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Valentis' actual results include the need for additional capital, the early stage of product development, uncertainties related to clinical trials, and uncertainties related to patent position. There can be no assurance that Valentis will be able to develop commercially viable gene medicines or PEGylated biopharmaceuticals, that any of the company's programs will have corporate partners, that necessary regulatory approvals will be obtained, or that any clinical trial will be successful. Actual results may differ from those projected in the forward-looking statement due to risks and uncertainties that exist in the companies' operations and business environments. These are described more fully in the Valentis Annual Report on Form 10-K for the period ended June 30, 2000 and Quarterly Report on Form 10-Q for the period ended December 31, 2000, each as filed with the Securities and Exchange Commission.

SOURCE: VALENTIS, INC.


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